EXHIBIT 10.1


            AGREEMENT TO EXTEND AND AMEND LOAN AND SECURITY AGREEMENT

         This Agreement is entered into this 5th day of November, 2003 by and between the Estate of William S. Sadler, 1370 West Ryan Avenue, Roseville, MN 55113 (the "Estate") and Dotronix, Inc., a Minnesota corporation, with its principal place of business located at 160 First Street S.E., St. Paul Minnesota 55112-7894 ("Dotronix"), to amend that certain Loan and Security Agreement dated February 23, 2000 (the "Loan Agreement"), as amended, originally entered into by and between William S. Sadler ("Sadler") and Dotronix.

WHEREAS, the Dotronix and the Estate are parties to the Loan Agreement and wish to extend the term of such Loan Agreement and to alter some of the terms of the Loan Agreement; and

WHEREAS, the Estate is willing to forgive $850,000 of the $1,000,000 principal amount currently owing under the Loan Agreement in exchange for the transfer of certain real property located in Eau Claire, Wisconsin owned by Dotronix; and

WHEREAS, the signing of this agreement to amend and extend the term of such Loan Agreement is a condition precedent to Dotronix finalizing a revolving credit agreement with Terry L. Myhre;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. In exchange for the other consideration forth in this Agreement and contingent on Dotronix performing its obligations set forth herein, the principal amount due and owing under the Loan Agreement is reduced from $1,000,000 to $150,000 and the fulfillment of the obligations of Dotronix hereunder (including the transfer of real estate in Section 3 hereof) shall constitute full and final payment for such forgiven principal amount.

2. The Loan Agreement is hereby amended to reflect the following changes to the terms of the Loan Agreement:

         (a) The Maximum Dollar Amount set forth in Section 2.1.A of the Schedule, the dollar amount set forth in Section 2.1.C of the Schedule, the principal amount of the Note, and the amount secured by the Collateral Documents shall be $150,000.

         (b) The Maturity Date set forth in Section 9.1 of the Schedule and in the Note shall be November 30, 2008.

         (c)      The interest rate shall be 5% per annum, payable monthly.

         (d) The amended Loan Agreement shall be subordinate to the Revolving Credit Agreement between Dotronix and Terry L. Myhre.

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3.       The Estate will have an option to convert the principal amount due under the Loan Agreement into Dotronix common stock at a conversion price of $1.00 per share issued at any time after the Dotronix stock has closed at $1.00 per share for 20 consecutive trading days. This option shall be exercisable no later than sixty (60) days prior to the end of the term of the Loan Agreement.

4. Dotronix will transfer title and ownership of the Eau Claire, Wisconsin property, as more fully described in Exhibit A hereto, currently owned by Dotronix within thirty (30) days of the execution of this Agreement.

5. As further consideration for this Agreement and the amendment of the Loan Agreement and upon transfer of title and ownership of the Eau Claire , Wisconsin property, the Estate shall surrender to Dotronix warrants to purchase up to three hundred sixty five thousand (365,000) shared of Dotronix common stock that were issued to William S. Sadler as consideration for loans made to Dotronix, and in exchange, Dotronix shall grant to the Estate a seven-year warrant to purchase up to three hundred eighty five thousand (385,000) shares of Dotronix common stock at an exercise price of five cents ($.05) per share.

6. As a condition precedent to the obligations of the Estate hereunder, Dotronix must reach an agreement with the Terry L. Myhre to enter into a revolving credit agreement, according to the terms set forth in Exhibit B hereto.

7.       In addition:

         (a) The parties shall each pay their own fees and expenses related to the transactions contemplated agreed to herein, including, without limitation, attorney and accountant fees.

         (b) The transactions contemplated herein are confidential and may not be disclosed to anyone other than the parties' respective legal and financial representatives, to Terry L. Myhre and his legal and financial representatives, and except as required by law (including the public disclosure obligations of Dotronix), without the consent of the other party.
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         (c)      The purpose of this Agreement is to set forth the essential terms and conditions of the agreement of the parties. Upon execution of this Agreement, the parties shall prepare definitive documents to fully reflect the parties understanding and agreement, which definitive documents shall replace this Agreement.

         (d) Time is of the essence to this Agreement and the parties agree to use their best efforts to complete the documentation agreed to herein by November 14, 2003.

         (e) This Agreement shall be binding upon and insure to the benefit of the parties, their respective successors and their assigns.

         (f) Capitalized terms which are used in this Agreement and are not otherwise defined in this Agreement have the meanings assigned to them in the Loan Agreement. Dotronix' secured promissory note to Sadler dated February 23, 2000 is referred to as the "Note", and the documents referred to in Section 5.12 of the Schedule to the Loan Agreement are referred to as the "Collateral Documents".

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                   The Estate of William S. Sadler

                                   By its Personal Representatives


                                   /s/ Dorothy E. Sadler
                                   ----------------------------------------
                                   Dorothy E. Sadler

                                   /s/ Jill D. Sadler
                                   ----------------------------------------
                                   Jill D. Sadler

                                   /s/ Kurt T. Sadler
                                   ----------------------------------------
                                   Kurt T. Sadler


                                   DOTRONIX, INC.


                                   By  /s/ Robert V. Kling
                                      -------------------------------------
                                       Robert V. Kling
                                       Its Chief Financial Officer

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                                    EXHIBIT A

                                 to that certain
            AGREEMENT TO EXTEND AND AMEND LOAN AND SECURITY AGREEMENT

                                LEGAL DESCRIPTION

Lots 1, 2, 3, 4, and 5, Block 1, Chamber of Commerce Addition to the City of Eau Claire, Chippewa County, Wisconsin


                                    EXHIBIT B

                        REVOLVING CREDIT AGREEMENT TERMS


         1. Terry L. Myhre shall loan to Dotronix an amount up to a maximum of four hundred fifty thousand dollars ($450,000), pursuant to a revolving credit agreement, containing usual and customary terms agreed to by the parties (the "Revolving Credit Agreement").

         2. The term of the Revolving Credit Agreement shall be one year from the date of its execution by the parties.

         3. The interest rate on funds borrowed by Dotronix under the Revolving Credit Agreement shall be five percent (5%) per annum, payable monthly on the outstanding balance.